Final Execution Version

Dated 10th March 2014

China Bak Battery, Inc.
(as Mortgagor)

in favour of

Mr. Wang Jinghui (王景輝)
(as Lender)

Shenzhen Bak Battery Co., Ltd (深圳市比克電池有限公司)
(as Borrower)

FURTHER SHARE MORTGAGE

over

the entire issued share capital of

BAK INTERNATIONAL LIMITED

("the Company")

THIS DEED is dated 10th March 2014 and made among ;-

(1) **CHINA BAK BATTERY, INC.**, of P.O. Box 741, Bellevue, WA 98009, a company incorporated under the laws of the State of Nevada, the United States of America, as mortgagor (the " Mortgagor") ;

(2) **MR. Wang Jinghui** (王景輝), of 深圳市福田區香蜜湖僑香路金地香蜜山 5 棟 7C, holder of PRC Identity Card No.152601196905183632, as lender (the "Lender"), which expression includes his heirs, personal representatives, permitted assigns and permitted transferees;

(3) **SHENZHEN BAK BATTERY CO., LTD** (深圳市比克電池有限公司), of 深圳市龍崗區葵涌街道比克工業園, a company incorporated under the laws of the People's Republic of China, as borrower (the "Borrower"); and

(4) **BAK INTERNATIONAL LIMITED**, of Room 1201, 12th Floor, Wing On Centre, No.111 Connaught Road Central, Hong Kong, a company incorporated under the laws of Hong Kong with registration number 877123 (the "Company").

WHEREAS:-

(A) By a Share Mortgage dated the 14 day of January 2014 and made between the Mortgagor and the Lender hereto (hereinafter called "the said Share Mortgage") All the issued shares in Bak International Limited more particularly described in the Schedule 1 hereto (hereinafter called "the Shares") were mortgaged by way of first equitable share mortgage by the Mortgagor to the Lender to secure general loan facilities to the extent of RMB370,000,000 granted by the Lender to the Borrower with interests thereon as therein mentioned and all costs, charges and expenses referred to therein subject to the proviso for discharge therein contained.

(B) This Deed is supplemental to the said Share Mortgage.

(C) The said Share Mortgage is still valid and binding on the Mortgagor and the general loan facilities to the extent of RMB 370,000,000 granted by the Lender to the Borrower remains in place as at the date of this Further Share Mortgage.

(D) The Lender has at the request of the Mortgagor and the Borrower agreed to grant to the Borrower general loan facilities to the further extent of RMB150,000,000 so as to increase the extent of the general loan facilities granted or to be granted by the Lender to the Borrower to the total amount of RMB520,000,000 upon the Mortgagor and the Borrower entering into the covenants hereinafter contained and upon the Mortgagor further charging to the Lender the Shares with the payment of all moneys which are now payable or may at any time hereafter or from time to time become payable by the Mortgagor and/or the Borrower to the Lender in respect of the said general loan facilities granted or to be granted by the Lender to the Borrower or on any account whatsoever between them or under any of the covenants in the said Share Mortgage and these presents respectively contained.

(E) Upon the agreement for the grant of the said further general loan facilities it was agreed that the interest on the said general loan facilities granted upon the security of the said Share Mortgage and on such further general loan facilities as is secured hereunder shall be paid at the Lender's current rate or at such other rate or rates as the Lender may at its absolute discretion from time to time charge in accordance with the covenants in that behalf contained in the said Share Mortgage.

NOW THIS FURTHER MORTGAGE WITNESSES:-

1. DEFINITIONS AND INTERPRETATIONS

1.1 Definitions

In this Deed, unless the context requires otherwise:-

"Borrower" means and includes the company or corporation specifically named and its or their respective permitted successors and assigns.

"Facilities" means all or any loan facilities granted or to be granted by the Lender at any time or from time to time in favour of the Borrower (if the Borrower consists of one party, whether in favour of such party alone or jointly with any other person, and if the Borrower consists of two or more parties, then only in favour of those parties jointly).

"Mortgagor" means and includes the company or corporation specifically named and its or their respective successors and assigns.

"Secured Liabilities" means all moneys, obligations and liabilities due, owing or

incurred by the Borrower (if the Borrower consists of one party, whether by such party alone or jointly with any other person, and if the Borrower consists of two or more parties, then by those parties jointly) from time to time to the Lender in respect of the Facilities and all interest thereon and all other moneys, obligations and liabilities in respect of moneys which the Mortgagor and/or the Borrower covenant to pay to the Lender under the provisions of Clause 2.1 hereof or otherwise under the terms of this Further Share Mortgage, but subject to the limit (if any) set out in Clause 2.2 hereof.

Words importing the singular number shall include the plural number, and vice versa, and words importing the masculine or feminine or neuter gender shall include the others of them.

If the "Borrower" shall consist of two or more parties such expression shall throughout this Further Legal Charge mean and include such two or more parties and each of them and shall so far as the context admits be construed as well in the plural as in the singular and all covenants assignments charges agreements and undertakings herein expressed or implied on the part of the Borrower shall be deemed to be joint and several. The security hereby constituted and the covenant in Clause 2.1 hereof and all other covenants charges agreements and undertakings on the part of the Borrower and/or the Mortgagor herein contained shall extend and apply to any money owing or obligation or liability incurred by such parties included in the expression "Borrower" jointly with each other to the Lender and none of the parties included in the expression "Borrower" shall as against the Lender be entitled to any of the rights or remedies legal or equitable of a surety as regards the indebtedness or liabilities of any of the other parties included in the expression "Borrower".

2. COVENANT FOR PAYMENT

2.1 Covenant

In pursuance of the said agreement and for the consideration aforesaid the Mortgagor and the Borrower hereby jointly and severally covenant with the Lender that the Mortgagor and/or the Borrower will pay to the Lender on demand all sums of money which are now payable or may hereafter at any time or from time to time become payable to the Lender on account of the said general loan facilities granted or to be granted to the Borrower on the security of the said Share Mortgage and these presents including but not limited to all sums of moneys, obligations and liabilities due, owing

or incurred by the Borrower (if the Borrower consists of one party, whether by such party alone or jointly with any other person, and if the Borrower consists of two or more parties, then only by those parties jointly) whether past present or future actual or contingent which are now or may at any time hereafter be or become from time to time due owing or incurred to the Lender anywhere (in whatever currency denominated and in whatever style or form and whether as principal or surety), together with interest at the Lender's current rate or at such other rate or rates as the Lender may at its absolute discretion from time to time charge in accordance with the covenants in that behalf contained in the said Share Mortgage on all such debts and liabilities aforesaid to the date of payment (as well after as before judgment) and all costs and expenses (on a full indemnity basis) which may be incurred in respect thereof.

2.2 Total Amount of General Loan Facilities

The total amount recoverable under or pursuant to Clause 2.1 hereof shall be limited to the principal sum of Renminbi Five Hundred Twenty Million only (RMB520,000,000), i.e. the total extent of the general loan facilities as mentioned Recital (D) hereof, together with interest and all costs, charges and expenses referred to in Clause 2.1 hereof.

3. CHARGING CLAUSE

3.1 Mortgage

As security for the Secured Liabilities, the Mortgagor as beneficial owner hereby mortgages by way of further equitable mortgage the Shares to the Lender with the payment of all moneys payable or which may hereafter at any time or from time to time become payable by the Mortgagor and/or the Borrower to the Lender in respect of the said general loan facilities granted or to be granted under the said Share Mortgage and hereunder and intended to be hereby secured according to the covenants herein contained and the Mortgagor hereby declares that the Shares shall not be released and discharged until full payment to the Lender of all moneys secured by the said Share Mortgage and by these presents.

4. SAVING PROVISIONS

4.1 Rights not Affected

It is hereby agreed and declared that the power of attorney and all other powers provisions conditions and covenants in the said Share Mortgage contained including the provisions relating to the rights of enforcing or releasing the security thereby constituted shall operate and take effect in like manner hereunder for securing the payment of all moneys and interest hereby secured as if such moneys and interest had formed part of the moneys repayment whereof is secured by the said Share Mortgage.

5. GOVERNING LAW

This Deed is governed by Hong Kong law.

6. JURISDICTION

6.1 Jurisdiction of Hong Kong courts

(a) Subject to paragraph (c) below, the courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a "**Dispute**").

(b) The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 6.1 is for the benefit of the Lender only. As a result, the Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent permitted by law, the Lender may take concurrent proceedings in any number of jurisdictions.

6.2 Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Mortgagor and the Borrower:-

(a) irrevocably appoint Messrs Amelia Cheung & Co., Solicitors as their agents for service of process in relation to any proceedings before the Hong Kong courts in connection with this Deed; and

(b) agree that failure by the process agent to notify it of the process will not invalidate the proceedings concerned.

6.3 Waiver of immunities

The Mortgagor and the Borrower irrevocably waive, to the extent permitted by applicable law, with respect to themselves and their revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:-

(a) suit;

(b) jurisdiction of any court;

(c) relief by way of injunction or order for specific performance or recovery of property;

(d) attachment of its assets (whether before or after judgment); and

(e) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

IN WITNESS whereof the Mortgagor and the Borrower have executed and delivered this Further Share Mortgage as a deed on the day and year first above written.

SCHEDULE 1

"**Shares**" means at any time:-

(a) all those 39,826,075 ordinary shares of HK$0.01 par value in Bak International Limited (比克國際有限公司), a company incorporated under the laws of Hong Kong with registration number 877123 (the "Company") representing the entire issued share capital of the Company registered in the name of and beneficially owned by the Mortgagor at the date of this Further Share Mortgage, and includes any other shares in the Company which may after the date of this Further Share Mortgage be beneficially owned by the Mortgagor;

(b) all dividends, interest, distributions and other moneys payable on or derived from the share referred to in paragraph (a) above; and

(c) all accretions, allotments, warrants, securities, rights and other benefits, at any time and from time to time, accruing on, arising from or offered to the share referred to in paragraph (a) above (whether by way of redemption, bonus, preference, option, consolidation, division, conversion, substitution, exchange or otherwise).

The Mortgagor

CHINA BAK BATTERY, INC., has)
executed and delivered)
this Further Share Share Mortgage by)
its authorised officer Mr Li Xiangqian)
(Chairman, President and
Chief Executive Officer) who has been)
duly authorised by a resolution)
of the Board of Directors)
in the presence of) XIANG QIAN LI

Mr Li Xiangqian,

AMELIA O.M. CHEUNG
SOLICITOR OF AMELIA CHEUNG & CO.
SOLICITORS HONG KONG SAR

The Lender

Signed, Sealed and Delivered by the Lender)
Mr. Wang Jinghui (王景輝))
Holder of PRC Identity Card No.)
152601196905183632)
in the presence of) ____________________

Mr. Wang Jinghui (王景輝)

Lai Wai Lung
Solicitor, Hong Kong SAR.
Peter K. S. Chan & Co., Solicitors

The Borrower

SHENZHEN BAK BATTERY CO., LTD.,)
(深圳市比克電池有限公司))
has executed and delivered)
this Further Share Share Mortgage by)
its legal representative Mr Li Xiangqian)
who has been duly authorised by a resolution)
of the Board of Directors)
in the presence of) ______________________________

Mr Li Xiangqian,

AMELIA O.M. CHEUNG
SOLICITOR OF AMELIA CHEUNG & CO.
SOLICITORS HONG KONG SAR

The Company

SEALED with the COMMON SEAL of)
BAK INTERNATIONAL LIMITED)
and signed by Mr. Li Xiangqian)
)
its director duly authorised by a)
resolution of the Board of Directors)
in the presence of) ______________________

Director

AMELIA O.M. CHEUNG
SOLICITOR OF AMELIA CHEUNG & CO.
SOLICITORS HONG KONG SAR